EXHIBIT 99.2

Virtu Financial, Inc. Announces Proposed Opportunistic Private Offering of $500 Million of Senior First Lien Notes Due 2031

June 10, 2024

NEW YORK, June 10, 2024 (GLOBE NEWSWIRE) – Virtu Financial, Inc. (Nasdaq: VIRT) (“Virtu”) announced today that its subsidiaries, VFH Parent LLC (the “Issuer”) and Valor Co-Issuer, Inc. (the “Co-Issuer” and, together with the Issuer, the “Issuers”), intend to offer (the “Offering”) $500 million aggregate principal amount of senior first lien notes due 2031 (the “notes”) in an opportunistic private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The notes will be fully and unconditionally guaranteed on a senior secured first-lien basis by Virtu Financial LLC (“Virtu Financial”) and each of Virtu Financial’s existing and future wholly owned domestic subsidiaries (other than the Issuers) that guarantee, or are borrowers under, the Issuer’s senior secured first lien credit facilities. The Offering remains subject to market and other customary conditions. The Issuers intend to use the proceeds of the Offering to repay $500 million aggregate principal amount outstanding under the Issuer’s existing senior secured first lien term loan facility (the “existing term loan facility”).

Concurrently with the consummation of the Offering, the Issuer intends to amend its existing credit agreement to (i) provide for a $1,245 million senior secured first lien term loan facility (the “new term loan facility”), (ii) increase the commitments under its existing senior secured first lien revolving credit facility to $300 million and extend the maturity thereof (the “extended revolving credit facility” and, together with the new term loan facility, the “amended credit facilities”) and (iii) amend certain other provisions of its existing credit agreement. If the closing of the amended credit facilities is successfully consummated, the Issuer intends to use the proceeds from the new term loan facility to repay all remaining amounts outstanding under the existing term loan facility. The Issuer intends to use cash on hand to pay discounts, fees, commissions and expenses of the Offering, the closing of the amended credit facilities and the refinancing of the existing term loan facility. The closing of the amended credit facilities remains subject to market and other customary conditions. The consummation of the Offering is not contingent upon the closing of the amended credit facilities. The closing of the amended credit facilities is not contingent upon the consummation of the Offering.

The notes have not been and will not be registered under the Securities Act or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States or to U.S. persons absent registration or an applicable exemption from such registration requirements. Accordingly, the notes are being offered and sold only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act and to certain non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act.

This press release does not constitute an offer to sell or a solicitation of an offer to buy, nor will there be any sale of, the notes in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Virtu Financial, Inc.

Virtu is a leading financial services firm that leverages cutting-edge technology to provide execution services and data, analytics and connectivity products to its clients and deliver liquidity to the global markets. Leveraging its global market making expertise and infrastructure, Virtu provides a robust product suite including offerings in execution, liquidity sourcing, analytics and broker-neutral, multi-dealer platforms in workflow technology. Virtu product offerings allow clients to trade on hundreds of venues across 50+ countries and in multiple asset classes, including global equities, ETFs, foreign exchange, futures, fixed income and myriad other commodities. In addition, Virtu’s integrated, multi-asset analytics platform provides a range of pre- and post-trade services, data products and compliance tools that clients rely upon to invest, trade and manage risk across global markets.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements regarding our business that are not historical facts are forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Virtu assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, and if Virtu does update one or more forward-looking statements, no inference should be drawn that Virtu will make additional updates with respect thereto or with respect to other forward-looking statements. Forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and is subject to risks and uncertainties, some or all of which are not predictable or within Virtu’s control, that could cause actual performance or results to differ materially from those expressed in the statements. Those risks and uncertainties include, without limitation: risks relating to fluctuations in trading volume and volatilities in the markets in which we operate; the ability of our trading counterparties, clients, and various clearing houses to perform their obligations to us; the performance and reliability of our customized trading platform; the risk of material trading losses from our market making activities; swings in valuations in securities or other instruments in which we hold positions; increasing competition and consolidation in our industry; the risk that cash flow from our operations and other available sources of liquidity will not be sufficient to fund our various ongoing obligations, including operating expenses, short-term funding requirements, margin requirements, capital expenditures, debt service and dividend payments; potential consequences of recent SEC proposals focused on equity markets which may, if adopted, result in reduced overall and off-exchange trading volumes and market making opportunities, impose additional or heightened regulatory obligations on market makers and other market participants, and generally increase the implicit and explicit cost as well as the complexity of the U.S. equities eco-system for all participants; regulatory and legal uncertainties and potential changes associated with our industry, particularly in light of increased attention from media, regulators and lawmakers to market structure and related issues including but not limited to the retail trading environment, wholesale market making and off exchange trading more generally and payment for order flow arrangements; potential adverse results from legal or regulatory proceedings; our ability to remain technologically competitive and to ensure that the technology we utilize is not vulnerable to security risks, hacking and cyber-attacks; risks associated with third party software and technology infrastructure. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in forward-looking statements, see Virtu’s Securities and Exchange Commission filings, including but not limited to Virtu’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC.

Contacts:

INVESTOR & MEDIA RELATIONS

Andrew Smith

Investor_relations@virtu.com

media@virtu.com